UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 1, 2017

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 1, 2017, SM Energy Company, a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Venado EF LLC, a Delaware limited liability company (“Venado”), pursuant to which Venado will purchase from the Company all of the outstanding membership interests (the “Equity Interests”) in SM Energy ST LLC (“SM ST”), a Delaware limited liability company and wholly-owned subsidiary of the Company. The transactions contemplated by the Purchase Agreement are referred to herein as the “Transaction”. The board of directors of the Company has approved the Purchase Agreement and the Transaction.

Under the Purchase Agreement, Venado agreed to purchase the Equity Interests for $800.0 million, subject to certain purchase price adjustments, including adjustments for certain title defects and certain environmental defects asserted on or prior to February 20, 2017. Except for its remedy of a breach by the Company of certain limited representations and interim period covenants, Venado’s exclusive remedy for title matters and environmental matters, with certain exceptions, will be handled through a title or environmental defect mechanism. Following the execution of the Purchase Agreement, Venado has agreed to deposit $120.0 million (the “Deposit”) into an escrow account as a deposit to be applied against the purchase price at the closing.

The Purchase Agreement includes representations and warranties that are customary for a transaction of this nature. The Purchase Agreement also contains customary mutual pre-closing covenants, including the obligation of the Company to cause SM ST to own and operate the assets it owns in the regular course of business and to refrain from taking certain actions. The Purchase Agreement also contains a covenant by the Company to enter into certain NYMEX swap contracts (the “Hedge Contracts”), at Venado’s direction up to agreed upon volumes. In the event the parties do not consummate the Transaction because the Company has not complied in all material respects with its covenants under the Purchase Agreement or because of the material inaccuracy of the Company’s representations and warranties, if the value of the Hedge Contracts is positive, then the Company will pay Venado that amount, and if the value of the Hedge Contracts is negative, no payment by either party will be due. If the parties do not consummate the Transaction because (a) Venado has not complied in all material respects with its covenants under the Purchase Agreement, (b) of the material inaccuracy of Venado’s representations and warranties, (c) of a pending legal proceeding seeking to restrain the Transaction, (d) aggregate adjustments to the purchase price due to title and environmental defects exceed 20% of the unadjusted purchase price, (e) the parties have not received any applicable antitrust approval, or (f) SM ST has indebtedness outstanding as of the closing date, then if the value of the Hedge Contracts is positive, then the Company will pay Venado that amount, and if the value of the Hedge Contracts is negative, Venado will pay the Company that amount. If the parties do not consummate the Transaction and it is permitted to be terminated for any other reason, then the Company shall retain the Hedge Contracts and Venado shall have no liability related thereto.

The completion of the Transaction is subject to the satisfaction or waiver of certain customary conditions, including, among others: (a) the absence of any litigation related to the Transaction; (b) the material accuracy of the parties’ representations and warranties as of the closing; (c) the compliance in all material respect by the parties with all covenants in the Purchase Agreement; (d) that SM ST has no indebtedness as of the closing date; (e) receipt of antirust approval and certain other consents; and (f) aggregate adjustments to the purchase price due to title and environmental defects shall not exceed 20% of the unadjusted purchase price.

The Purchase Agreement may be terminated (a) by mutual agreement of the parties; (b) by Venado or the Company if certain conditions to closing are not satisfied or waived by closing; or (c) by Venado or the Company if the remaining conditions to closing are not satisfied or waived by March 31, 2017.

If the Purchase Agreement is permitted to be terminated by the Company for any reason other than the failure to obtain antitrust approval or the existence of aggregate adjustments to the purchase price in excess of 20% of the unadjusted purchase price (an “at fault cause”), then the Company will be entitled to the Deposit as liquidated damages.

If the Purchase Agreement is permitted to be terminated by Venado because of (a) the material inaccuracy of the Company’s representations and warranties, (b) the Company’s failure to perform its covenants in all material respects, or (c) a pending legal proceeding seeking to restrain consummation of the Transaction, then Venado shall be entitled to either (a) seek all remedies at law or equity, including specific performance or (b) release and return of the Deposit. If the Purchase Agreement is terminated for any other reason, the Deposit will be returned to Venado.

Following Closing, but subject to certain specified indemnifications from the Company, SM ST shall be responsible and liable for all liabilities related to its assets, with no recourse against the Company. From and after Closing, (a) for a period of 540 days following closing, the Company shall indemnify SM ST and Venado for any breach of the Company’s representations, warranties and covenants, the disposal or transportation of hazardous substances to a location not on SM ST’s assets prior to the closing date, personal injury or death related to the assets of SM ST prior to the closing date, and third party claims related to property damage prior to November 1, 2016; (b) for a period of two years following closing, the Company shall indemnify SM ST and Venado for improper payment of leasehold royalties related to SM ST’s and the Company’s ownership of SM ST’s assets for the period prior to November 1, 2016; and (c) for a period of 30 days following the applicable statute of limitations, the Company shall indemnify SM ST and Venado for asset taxes for the period prior to November 1, 2016, any liability related to income or franchise taxes, civil fines or penalties related to the period of SM ST’s ownership of the assets prior to the closing date, and any assets excluded from the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	January 6, 2017	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary